Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-134100) pertaining to the Integrated Electrical Services, Inc. 2006 Equity Incentive Plan of our reports dated December 19, 2011, with respect to the Consolidated Financial Statements of Integrated Electrical Services, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2011.

/s/ ERNST & YOUNG LLP

Houston, Texas

December 19, 2011